                                                                 EXHIBIT 15.2




February 12, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Toyota Motor Credit Corporation has incorporated by reference our report dated February 12, 1999 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (Nos. 333-60913 and 333-65067). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



/S/ PRICEWATERHOUSECOOPERS LLP